Exhibit 21

Consent of Independent Registered Public Accounting Firm

Trovagene, Inc.
San Diego, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-208010) and Form S-8 (Nos. 333-205424 and 333-190415) of Trovagene, Inc. of our reports dated March 10, 2016, relating to the consolidated financial statements, and the effectiveness of Trovagene, Inc.’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP

San Diego, California
March 10, 2016